U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 17, 2003
(Date of earliest event reported)

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Washington Boulevard
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

(203) 975-6237
(Registrant's Telephone Number, including area code)

(Former name or former address, if changed since last report)

THE STUDENT LOAN CORPORATION
CURRENT REPORT ON FORM 8-K

ITEM 7.       Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits furnished in accordance with Item 601(a) of Regulation S-K

Exhibit No.	Description

99.1	Press Release, dated April 17, 2003, issued by The Student
Loan Corporation.

ITEM 12.       Results of Operations and Financial Condition

On April 17, 2003, The Student Loan Corporation announced its results of operations for the quarter ended March 31, 2003. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The information furnished under Item 12 of this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed to be "filed" for purposes of the Securities and Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has
duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: April 22, 2003

By: /s/ Steven J. Gorey
Name: Steven J. Gorey
Title: Chief Financial Officer and
Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 17, 2003, issued by
The Student Loan Corporation

Exhibit 99.1

April 17, 2003

The Student Loan Corporation Announces
First Quarter Earnings

Stamford, CT: The Student Loan Corporation (NYSE:STU) today reported net income of $61.5 million ($3.08 basic earnings per share) for the first quarter of 2003, an increase of $11.9 million (24%) compared to net income of $49.6 million ($2.48 basic earnings per share) for the same period of 2002.

The improvement is attributable to 17% portfolio growth, driven by record disbursement volume and increased floor income earned on both Consolidation and Stafford Loan assets.

During the twelve month period ending March 31, 2003, the Company’s student loan assets grew by $3.1 billion (17%) to $21.8 billion. Combined Federal Family Education Loan Program (FFELP) Stafford and PLUS disbursements and new CitiAssist Loan commitments of $1,289 million were up $257 million (25%) for the first quarter of 2003 compared to the same period of 2002. These first quarter 2003 disbursements were composed of FFELP Stafford and PLUS disbursements of $913 million, up $145 million (19%). First quarter 2003 disbursements also include new CitiAssist Loan commitments of $376 million, up $112 million (43%) compared to the same period last year. Secondary market loan activities also added approximately $607 million of FFELP loans to the Company’s student loan portfolio during the first quarter of 2003. Most of the secondary market volume is comprised of FFELP Consolidation Loans.

The net interest margin for the first quarter of 2003 was 2.30%, up 14 basis points from 2.16% for the same period of 2002. The improvement was driven by increased floor income resulting from the Company’s ability to take advantage of favorable funding opportunities as market interest rates continued to decline. The Company expects the floor income benefit on Stafford Loans, which represent the majority of the Company’s loan assets, to end in July when current borrower rates reset.

The Company’s expense ratio (expenses as a percentage of average student loan assets) for the first quarter of 2003 was 0.50%, one basis point better than the first quarter 2002 ratio. Operating expenses of $26.3 million for the first quarter of 2003 were $2.6 million (11%) higher than those expenses for the same period of 2002. This increase reflects the incremental costs incurred to service the larger loan portfolio and ongoing investments in sales and technology.

The Company’s return on equity for the quarter ended March 31, 2003 improved to 31.6%, up 1.5% compared to 30.1% for the same period of 2002.

The Company’s Board of Directors declared a regular quarterly dividend on the Company’s common stock of $0.77 per share. The dividend will be paid June 2, 2003 to shareholders of record on May 15, 2003.

The Student Loan Corporation is one of the nation’s largest originators and holders of insured student loans. Citibank (New York State), a subsidiary of Citigroup Inc., remains the largest shareholder in the Company with an 80% interest.

For information or inquiries regarding student loan accounts, please call 1-800-967-2400. Hearing impaired customers with Telecommunication Devices for the Deaf (TDD) may call 1-800-846-1298. Information is also available on the Company’s Web site at http://www.studentloan.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  The Company’s actual results may differ materially from those suggested by the forward-looking statements, which are typically identified by the words or phrases “believe”, “expect”, “anticipate”, “intend”, “estimate”, “target”, “may increase”, “may fluctuate”, “may result in”, “are projected”, “will”, “should”, “would”, “could” and similar expressions.  These forward-looking statements involve risks and uncertainties including, but not limited to, general economic conditions, including the performance of financial markets and interest rates; and the effects of future legislative and regulatory changes, including those affecting the interest rates borrowers pay on certain loans and the magnitude of certain loan subsidies, which will determine the floor income benefit to the Company on Stafford Loans.

Press Contact:	Anita Gupta	212-559-0297
Investor Relations:	Bradley Svalberg	203-975-6292

THE STUDENT LOAN CORPORATION
BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2003	2002	2002
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Student loans	$ 19,842,116	$ 19,173,992	$ 18,110,624
Less: allowance for loan losses	(5,734)	(5,484)	(3,884)
Student loans, net	19,836,382	19,168,508	18,106,740
Loans available for sale	1,945,230	1,361,874	538,646
Cash	205	383	203
Other assets	490,834	474,839	510,449

Total Assets	$ 22,272,651	$ 21,005,604	$ 19,156,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$ 14,401,345	$ 15,789,900	$ 17,742,015
Long-term notes	6,650,000	4,000,000	100,000
Payable to principal stockholder	5,748	6,247	7,305
Deferred income taxes	117,628	105,897	103,395
Other liabilities	278,981	338,524	515,264

Total Liabilities	21,453,702	20,240,568	18,467,979

Common stock, $.01 par value; authorized 50,000,000
shares; 20,000,000 shares issued and outstanding	200	200	200
Additional paid-in capital	135,688	135,205	135,205
Retained earnings	682,269	636,142	552,303
Accumulated other changes in equity from
nonowner sources	792	(6,511)	351

Total Stockholders' Equity	818,949	765,036	688,059

Total Liabilities and Stockholders' Equity	$ 22,272,651	$ 21,005,604	$ 19,156,038

AVERAGE STUDENT LOANS	$ 21,362,608	$ 19,481,147	$ 18,714,881
(year-to-date)

THE STUDENT LOAN CORPORATION STATEMENTS OF INCOME (Dollars in thousands, except per share amounts) (Unaudited)

Three months ended
March 31,
2003 2002
REVENUE
Interest income	$218,160 $262,884
Interest expense	97,027 163,276
Net interest income	121,133 99,608
Less: Provision for loan losses	(2,495) (2,001)
Net interest income after provision for loan losses	118,638 97,607
Gain on student loan securitizations	- 3,121
Fee and other income	5,204 5,968
Total revenue, net	123,842 106,696

OPERATING EXPENSES
Salaries and employee benefits	6,915 6,159
Other expenses	19,384 17,545
Total operating expenses	26,299 23,704
Income before income taxes	97,543 82,992
Income taxes	36,016 33,340
NET INCOME	$61,527 $49,652

DIVIDENDS DECLARED	$15,400 $14,000

BASIC AND DILUTED EARNINGS PER COMMON SHARE
(based on 20 million average shares outstanding)	$ 3.08 $ 2.48

DIVIDENDS DECLARED PER COMMON SHARE	$ 0.77 $ 0.70

OPERATING RATIOS
Net interest margin	2.30% 2.16%
Operating expense as a percentage of average student loans	0.50% 0.51%
Return on Equity	31.61% 30.12%